UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  December 19, 2008

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.   Other Events

Announcement regarding Pinelands Water Company and Pinelands Wastewater Company, subsidiaries of Middlesex Water Company, receiving approval from the New Jersey Board of Public Utilities for an increase in rates as set forth in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:    December 19, 2008

NJ BPU APPROVES NEW RATES FOR PINELANDS COMPANIES

ISELIN, NJ, December 19, 2008 Middlesex Water Company (NASDAQ:MSEX), today announced that its subsidiaries in Burlington County, Pinelands Water Company and Pinelands Wastewater Company, have received approval from the New Jersey Board of Public Utilities (NJBPU) for a $33,000 or 5.53%  increase in water rates and a $170,000 or 18.3% increase in wastewater rates to help offset increased costs associated with the operation and maintenance of the water and wastewater systems as well as increased capital investment in those systems.
The companies, which filed for new rates in April of 2008, were seeking the increase to offset rising costs of maintenance, power, chemicals, business insurance, labor and benefits, taxes and other operating expense increases experienced since its last rate increase, which was granted in April 2006.
The companies provide water and wastewater service to approximately 2,400 customers in the communities of Leisuretowne and Hampton Lakes in Southampton Township, New Jersey.  The Companies plan capital investments which include upgrades for chlorination facilities at three of four supply wells, the completion of an irrigation meter replacement program as well as improvements within the distribution system facilities, meters and general equipment.
The average combined quarterly bill for water and wastewater customer usage/discharge will rise from $178.82 to $204.70 based on 20,000 metered gallons (approximately 2,600 cubic feet.) Customers receive a combined bill for their water and wastewater service.
           Middlesex Water Company, organized in 1897, is an investor-owned water utility and is engaged in the business of supplying water for domestic, commercial, industrial and fire protection purposes.  The Company and its New Jersey subsidiaries are subject to the regulations of the NJBPU.  These companies are also subject to various Federal, State and regulatory agencies concerning water and wastewater effluent, quality standards.
For additional information regarding Middlesex Water Company, visit the Company’s website at www.middlesexwater.com or call (732) 634-1500.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey   08830
(732) 634-1500
www.middlesexwater.com